EXHIBIT 99.1


Small Town Radio, Worldwide PetroMoly Close Merger

June 4, 2001 - Alpharetta, Georgia - Small Town Radio, Inc. (STRI) announced today that it has completed its previously announced merger with Worldwide Petromoly, Inc. (OTCBB:MOLY). The merger results in a change in direction for MOLY, from its history as a provider of oil additive products to consumers and industry, to an acquirer and operator of radio stations initially across the Southeastern US. A shareholders meeting will be called shortly to approve a change in the name to "Small Town Radio, Inc.". The Company also intends to request that its stock symbol be changed to "STRI" simultaneous with the name change.

"This is an exciting new business area for the Company, one which has tremendous growth potential," said Mr. Gil Gertner, the former Chairman of MOLY, who will be stepping down effective immediately. "We believe the strategy of STRI to acquire a series of radio stations in smaller, non-rated markets, makes sense and is timely, especially given the consolidation in the industry. The potential for cost savings as a result of the consolidation of facilities and staff, coupled with the ability of a territory oriented sales force to increase revenues, we believe, make this an attractive situation for all of our shareholders," said Mr. Lance Rosmarin, who was the President of MOLY and will be a member of the new Board of Directors.

"This is the first step in what we all believe can be a very exciting enterprise," said Mr. Robert Vail, Chief Financial Officer of Small Town Radio. He continued, "We will have many announcements over the next few days and weeks as we move from planning to the execution of our business strategy." The Company expects to announce its new management, additions to its Board of Directors during the coming days, as well as its partners and acquisition agreements. The Small Town Radio Inc. (STRI) business strategy is to secure through acquisition a significant number of radio stations in target markets, generally smaller, less populated areas near, but not in, mid-sized and larger markets. STRI intends initially to acquire radio stations in rural sections of South Georgia, and then expand into additional, geographically contiguous markets in the Southeast such as Alabama and South Carolina. STRI believes that a network of stations in contiguous broadcast areas with two or three common programming formats will provide an advertising and listener base of significant size. It expects to operate its studio facilities from Atlanta utilizing digital transmission technology to provide high-quality programming, including local content, to its stations across the Southeast.

For the purpose of business inquiries, all callers regarding MOLY corporate activities should contact Robert Vail at Small Town Radio Inc. and Worldwide PetroMoly Inc., including activities of the public corporation, at (678) 762-3295. Anyone seeking information regarding the distribution and ordering of PetroMoly lubrication products should contact Lance Rosmarin at (888) 599-6659.

 This news release contains "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. Words such as "intends," "expects," "anticipates," "estimates" and similar expressions are intended to identify forward-looking statements. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove correct. There are a number of important factors that could cause actual results to differ materially from those expressed in any forward-looking statement made by us. These factors include the inability of STRI to obtain financing for the acquisition of radio stations; the reliability and availability of new technology in the radio station industry; financial, operational and other business problems associated with the acquisition of a number of radio stations in a short period of time; general and industry-specific economic conditions. The Company has no obligation to update or revise these forward-looking statements to reflect the occurrence of future events or circumstances.

Contact: Robin Vail, CFO at (678) 762-3295.